UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

HEARTBEAM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050
(Address of principal executive offices, including zip code)

(408) 899-4443
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Robert P. Eno

On January 18, 2023, the Board of Directors (the “Board”) of HeartBeam, Inc. (the “Company”) appointed Robert P. Eno as President of the Company (the “Appointment”) effective as of January 18, 2023. In connection with the Appointment, the Company entered into an employment agreement with Mr. Eno dated January 18, 2023, (the “Employment Agreement”).

Pursuant to the Employment Agreement, the Company will compensate Mr. Eno an annual fee of $360,000, which is to be paid in semi-monthly installments in accordance with the Company’s normal payroll procedures. Mr. Eno’s salary will be subject to adjustment pursuant to the Company's employee compensation policies in effect from time to time and he will also be eligible to receive certain employee benefits. Additionally, Mr. Eno may receive an incentive bonus of 40% of his annual base salary determined by an agreed to set of corporate goals and objectives. On January 18, 2023 the Board of Directors approved the granting to Mr. Eno of an option to purchase 240,000 shares of the Company’s Common Stock (the “Option”). The exercise price per share of the Option is the fair market value determined by the Board or the Compensation Committee when the Option was granted. The Option will be subject to the terms and conditions applicable to options granted under the Company’s 2022 Stock Plan (the “Plan”), as described in the Plan.

Robert Eno combines over 28 years of experience in medical technology senior management. Previously, he had been involved in six companies in medical devices, holding positions including Chief Executive Officer, Senior Vice President of Marketing, and Vice President of Marketing and Sales. From 2020 through January 2023, Mr. Eno was the Chief Executive Officer for PreView Medical Inc., a company developing AI-driven diagnostic systems for cancer detection. From 2014 to 2019, he was Senior Vice President of Marketing for HeartFlow, Inc., a company that develops a noninvasive diagnostic for coronary artery disease. From 2008 to 2014, he was Vice President of Market and International Sales at OptiMedica, a company that developed lasers for cataract surgery and was acquired by Abbott. He has an undergraduate degree from Stanford University and an MBA from the Stanford University Graduate School of Business.

Family Relationships

Mr. Eno does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Eno reportable under Item 404(a) of Regulation S-K.

The foregoing contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed hereto as Exhibit 10.2 and incorporated herein by reference.

On January 24, 2023, the Company issued a press release announcing the Appointment. A copy of the press release is filed hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
10.2	Employment Agreement with Robert P. Eno, dated January 18, 2023
99.1	Press Release dated January 24, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: January 24, 2023	By:	/s/ Richard Brounstein
	Name:	Richard Brounstein
	Title:	Chief Financial Officer